                                                                     EXHIBIT 2

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION.

                             SUBSCRIPTION AGREEMENT

         This agreement is made and entered into as of the 2nd day of September, 1999, by and between MGPX Ventures, Inc. (the "Issuer") and the undersigned (the "Purchaser").

         1. SUBSCRIPTION FOR AND AGREEMENT TO PURCHASE SHARES. On the terms and subject to the conditions set forth in this agreement, the Purchaser hereby subscribes for and irrevocably agrees to purchase from the Issuer that number of shares of the Issuer's common stock which is set forth on the signature page of this agreement (the "Shares") at the purchase price of $0.30 per Share (the "Purchase Price"), payable by wire transfer to the account of the Issuer.

         2. ACCEPTANCE OF SUBSCRIPTION. The Issuer shall, in its sole discretion, determine whether to accept the Purchaser's subscription for the Shares. In no event will the Issuer accept the subscription unless the Issuer is satisfied that its offer and sale of the Shares to the Purchaser is exempt from registration requirements under the Securities Act and is exempt from registration or qualification requirements of applicable State Laws. The Issuer shall notify the Purchaser promptly of its decision whether or not to accept the Purchaser's subscription. If the Issuer accepts the subscription, it shall provide the Purchaser with wire transfer instructions for delivery to the Issuer's account of the Purchase Price for the Shares.

         3. WIRE TRANSFER OF PAYMENT FOR AND DELIVERY OF THE SHARES. Promptly after the Purchaser has wired the total purchase price for the Shares to the Issuer's account as instructed, the Issuer shall issue and deliver a certificate representing the Shares in the name and to the address specified by the Purchaser in the registration and delivery instructions on the signature page of this agreement.

         4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants to the Issuer that:

                  4.1 INVESTMENT INTENT. The Purchaser is acquiring the Shares solely for the Purchaser's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Shares in violation of the Securities Act.

                  4.2 ACCESS TO INFORMATION. The Purchaser has received a copy of the Issuer's annual report on Form 10-KSB for the year ended June 30, 1999 (the "Annual Report") and has reviewed it carefully, including the risk factors set forth under the heading, "Management's Discussion and Analysis or Plan of Operation -- Risk Factors." In addition, the Purchaser has received and reviewed a copy of the Issuer's preliminary proxy statement for its annual meeting of stockholders to be held on September 28, 1999 (the "Proxy Statement"). If desired, the Purchaser has also sought and obtained from management of the Issuer such additional information concerning the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Shares.

                  4.3 ACCREDITED INVESTOR. By completing the Accredited Investor Certification attached as Exhibit A, the Purchaser represents and warrants that it is an accredited investor, as defined by Rule 501(a) of Regulation D under the Securities Act.

                  4.4 PREEXISTING RELATIONSHIP; KNOWLEDGE AND EXPERIENCE. The Purchaser has a preexisting personal and/or business relationship with the Issuer and certain of its officers, directors and/or controlling persons, is experienced in evaluating and investing in the securities of businesses in the development stage, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of protecting its interests in connection with an acquisition of the Shares.

                  4.5 SUITABILITY. The Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Shares for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Shares are a suitable investment for the Purchaser.

                  4.6 ILLIQUIDITY; ABILITY TO BEAR RISK OF LOSS. The Purchaser has no need for liquidity in its investment in the Shares, is financially able to hold the Shares subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the Shares.

                  4.7 PRIVATE OFFERING. The offer of the Shares was directly communicated to the Purchaser by the Issuer. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such directly communicated offer.

                  4.8 TRUTH AND ACCURACY. All representations and warranties made by the Purchaser in this agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Shares. If at any time prior to the issuance of the Shares any representation or warranty shall not be true and accurate in any respect, the Purchaser shall so notify the Issuer.

                  4.9 AUTHORITY. If the Purchaser is an entity, the individual executing and delivering this agreement on behalf of the Purchaser has been duly authorized to execute and deliver this agreement on behalf of the Purchaser, the signature of such individual is binding upon the Purchaser, the Purchaser is duly organized and subsisting under the laws of the jurisdiction in which is was organized, and the Purchaser was not formed for the specific purpose of acquiring the Shares.

                  4.10 NO VIOLATION. The execution and delivery of this agreement and the consummation of the transactions or performance of the obligations contemplated by this agreement do not and will not violate any term of the Purchaser's organizational documents (if the Purchaser is an entity) and will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, other agreement or instrument to which the Purchaser is a party or by which it is bound, or any order, writ, judgment or decree.

                  4.11 ENFORCEABILITY. The Purchaser has duly executed and delivered this agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms against the Purchaser, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  4.12 RELIANCE ON OWN ADVISERS. In connection with the Purchaser's investment in the Shares, the Purchaser has not relied upon the Issuer or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the Purchaser's own legal counsel and tax advisers.

                  4.13 SCOPE OF BUSINESS. The Purchaser has been advised and understands that the Issuer will be exposed to numerous investment opportunities in all areas of the oil and gas industry and may therefore pursue various types of opportunities, even if they do not fit within the primary focus of the Issuer's current business plan. For example, such opportunities could include investments both onshore and offshore the United States and also international investments. Potential opportunities could also include such things as downstream investments in oil and gas service companies, pipelines, and gas processing and gas storage facilities.

         5. ISSUER'S REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to the Purchaser that:

                  5.1 AUTHORITY. The individual executing and delivering this agreement on behalf of the Issuer has been duly authorized to execute and deliver this agreement on behalf of the Issuer, the signature of such individual is binding upon the Issuer, and the Issuer is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

                  5.2 ENFORCEABILITY. The Issuer has duly executed and delivered this agreement and (subject to its execution by the Purchaser) it constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  5.3    CAPITALIZATION.

                           (a)      The Issuer has no  outstanding  capital
stock other than common stock as of the date of this agreement. The Issuer is authorized to issue 12,375,000 shares of common stock, of which 8,473,625 shares are issued and outstanding, and 125,000 shares of preferred stock, of which 50,000 shares have been designated as Series B preferred stock and no shares are issued and outstanding. All of the outstanding shares of common stock of the Issuer have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Purchaser against payment therefor as provided by this agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                           (b)      To the Issuer's  knowledge,  the legal
and beneficial ownership of the common stock of the Issuer is as set forth in the Proxy Statement. Except as set forth in the Proxy Statement, the Issuer is not a party to or otherwise bound by any agreement, arrangement or understanding relating to the issuance, sale or transfer of any securities of the Issuer (including, without limitation, as relates to options, warrants, or similar rights).

                  5.4 NO CONFLICTS. The issuance and sale of the Shares to the Purchaser as contemplated hereby will not violate or conflict with the Issuer's Articles of Incorporation or By-laws or any agreements to which the Issuer is a party or by which it is otherwise bound or, to the Issuer's knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

                  5.5 SEC DOCUMENTS. The Issuer has provided the Annual Report and the Proxy Statement to the Purchaser. As of the date hereof, the Annual Report and the Proxy Statement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the Annual Report have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Issuer has included in the Annual Report all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Annual Report.

         6.       RESTRICTIONS ON TRANSFER.

                  6.1 RESALE RESTRICTIONS. The Purchaser understands that the offer and sale of the Shares to the Purchaser has not been registered under the Securities Act or under any State Laws. The Purchaser agrees not to offer, sell or otherwise transfer the Shares, or any interest in the Shares, unless (i) the offer and sale is registered under the Securities Act, (ii) the Shares may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable State Laws and, if the Issuer so requests, the Purchaser delivers to the Issuer an opinion of counsel to such effect, or (iii) the Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration.

                  6.2 RESTRICTIVE LEGEND. The Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificate representing the Shares:

        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF

        SECTION 6.1 OF THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SUBSCRIPTION AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE ISSUER.)"

                  6.3 NO REGISTRATION; ILLIQUID INVESTMENT. The Issuer is under no obligation and has no intention of registering any resale of the Shares by the Purchaser; however, if in the future the Issuer should elect to include in a Securities Act registration statement any of the other securities sold by the Issuer in the same offering in which the Issuer is selling the Shares to the Purchaser, then the Issuer will also include the Purchaser's Shares in that registration statement. The Purchaser acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time, until such time, if ever, that an exemption from registration is available. The Purchaser acknowledges that the soonest that the Rule 144 exemption from registration could become available would be after the Purchaser has paid for and held the Shares for one year.

         7. RELIANCE. The Purchaser understands and agrees that the Issuer and its officers, directors, employees and agents may, and will, rely on the accuracy of the Purchaser's representations and warranties in this agreement to establish compliance with applicable securities laws. The Purchaser agrees to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

         8.       MISCELLANEOUS.

                  8.1 SURVIVAL. The representations and warranties made in this agreement shall survive the closing of the transactions contemplated by this agreement.

                  8.2 ASSIGNMENT. This agreement is not transferable or assignable.

                  8.3 EXECUTION AND DELIVERY OF AGREEMENT. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchaser and the Issuer.

                  8.4 TITLES. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

                  8.5 SEVERABILITY. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

                  8.6 ENTIRE AGREEMENT. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

                  8.7 WAIVER AND AMENDMENT. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Purchaser and the Issuer.

                  8.8 COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  8.9 GOVERNING LAW. This agreement is governed by and shall be construed in accordance with the laws of the State of Nevada.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above mentioned.

THE "ISSUER"                                    THE "PURCHASER"

MGPX VENTURES, INC.

                                                Kenneth R. Peak
                                                Name of Purchaser
                                                (please type or print)

By: /s/ Kenneth R. Peak
    -------------------
      Kenneth R. Peak                            /s/ Kenneth R. Peak
                                                 Signature and, if applicable,
                                                 title of person signing